As filed with the U.S. Securities and Exchange Commission on June 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKIT LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	7370	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

+44 20 7260 2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sari Granat

General Counsel

c/o Markit North America, Inc.

620 Eighth Avenue, 35th Floor

New York, NY 10018

(212) 931-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 212-450-4000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036 212-735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-204106

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common shares, par value $0.01 per share	1,189,962	$25.75	$30,641,521.50	$3,560.55

(1)	The 1,189,962 common shares being registered in this Registration Statement are in addition to the 26,311,309 common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-204106).
(2)	Includes additional common shares that the underwriters have the option to purchase.
(3)	Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of $25.75 per share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated June 4, 2015 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-204106). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-204106) of Markit Ltd. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 4, 2015 are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on June 5, 2015), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 5, 2015.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-204106 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit number	Description of document

5.1	Opinion of Conyers Dill & Pearman Limited as to the validity of the common shares

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-204106) filed with the Commission on May 13, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on June 4, 2015.

Markit Ltd.

By:	/s/ Jeffrey Gooch
Name:	Jeffrey Gooch
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 4, 2015, by the following persons in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Director
Lance Uggla	(principal executive officer)

/s/ Jeffrey Gooch	Chief Financial Officer
Jeffrey Gooch	(principal financial officer and principal accounting officer)

*	Director
Edwin. D Cass

*	Director
Gillian H. Denham

*	Director
Dinyar S. Devitre

*	Director
William E. Ford

*	Director
Timothy J.A. Frost

*	Director
Robert P. Kelly

*	Director
James A. Rosenthal

*	Director
Dr. Cheng Chih Sung

*	Director
Anne Walker

*
Colleen A. De Vries	Authorised Representative in the United States
SVP of National Corporate Research, Ltd.

*By:	/s/ Jeffrey Gooch
Name:	Jeffrey Gooch
Title:	Attorney-in-fact

EXHIBIT INDEX

Exhibit number	Description of document

5.1	Opinion of Conyers Dill & Pearman Limited as to the validity of the common shares

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-204106) filed with the Commission on May 13, 2015)